UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 15, 2008 (July 15, 2008)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333–117633	54–2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299–1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐    Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐    Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01       Other Events.

Rescheduling of Wednesday, July 16, 2008 Investor Call

Barry E. Snyder, Sr., Chairman of the Seneca Gaming Corporation (“SGC”) Board of Directors, and SGC senior management will host a conference call for investors and other members of the financial community on Monday, July 21, 2008 at 11:00 AM Eastern Daylight Time for purposes of discussing matters relating to Citizens Against Casino Gambling in Erie County v. Kempthorne.  The July 21, 2008 conference call will be held in lieu of the call originally scheduled for 11a.m. on July 16, 2008, which call is being rescheduled in order (a) to allow SGC to assess the materiality of information which may arise out of a special meeting of the Council of the Seneca Nation of Indians, its legislative body, to be held on July 16, 2008 and at which matters relating to SGC and Seneca Buffalo Creek Casino will be discussed, and (b) to allow for conference call participation of SGC board members and/or officers who may attend such special session of Council.

Interested parties may participate in the July 21, 2008 conference call by dialing 800-894-5910; the conference ID is SENECA.  Participants are requested to dial in 5 to 10 minutes prior to the scheduled start time.  A rebroadcast of this conference call will be available for 14 days by dialing 800-723-0544.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: July 15, 2008		/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel